  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1997

                                                     REGISTRATION NO. 333-20497
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------

              PRE-EFFECTIVE AMENDMENT NO. 3 TO THE FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                 ------------

                             LIFE FINANCIAL CORP.
  (Exact name of registrant as specified in its certificate of incorporation)

         DELAWARE                     6035                   APPLIED FOR
      (State or other           (Primary Standard         (I.R.S. Employer
      jurisdiction of       Industrial Classification    Identification No.)
     incorporation or             Code Number)
       organization)

                                4115 TIGRIS WAY
                          RIVERSIDE, CALIFORNIA 92503
                                (800) 448-2265
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                 ------------

                                DANIEL L. PERL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             LIFE FINANCIAL CORP.
                                4115 TIGRIS WAY
                          RIVERSIDE, CALIFORNIA 92503
                                (800) 448-2265
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                 ------------

                                  Copies to:

       MARY M. SJOQUIST, ESQUIRE               ROGER M. COHEN, ESQUIRE
       GEOFFREY W. RYAN, ESQUIRE           BROBECK PHLEGER & HARRISON LLP
      MULDOON, MURPHY & FAUCETTE          4675 MACARTHUR COURT, SUITE 1000
      5101 WISCONSIN AVENUE, N.W.          NEWPORT BEACH, CALIFORNIA 92660
        WASHINGTON, D.C. 20016                     (714) 752-7535
            (202) 362-0840

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                        CALCULATION OF REGISTRATION FEE

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
                                              PROPOSED MAXIMUM  PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF      AMOUNT TO BE    OFFERING PRICE  AGGREGATE OFFERING REGISTRATION
 SECURITIES TO BE REGISTERED  REGISTERED (1)     PER SHARE           PRICE            FEE
----------------------------------------------------------------------------------------------
Common Stock $.01 par
 Value.................      3,211,716 Shares      $12.00         $38,540,592      11,679(2)

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(1) Based on the 3,211,716 shares of Life Financial Corp. Common Stock (the
    "Common Stock") to be issued in exchange for the 1,070,572 outstanding shares of Common Stock of Life Savings Bank, Federal Savings Bank ("Life Savings").
(2) In accordance with Rule 457(f) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the estimated market value of the number of shares of common stock of Life Savings to be exchanged for shares of Life Financial Corp. The registration fee of $11,678 was previously paid upon the payment of $16,601 at the time of the initial filing of the Form S-1 on January 27, 1997 and the additional payment of $5,533 at the time of the filing of Pre-Effective Amendment No. 1 to the
   Form S-1 filed on March 27, 1997 for an aggregate amount paid of $22,134.
                                 ------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.
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

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)

  2.1 Agreement and Plan of Reorganization*
  3.1 Certificate of Incorporation of Life Financial Corp.*
  3.2 Bylaws of Life Financial Corp.*
  4.0 Specimen Stock Certificate of Life Financial Corp.*
  4.1 Life Savings Bank, Federal Savings Bank Debenture Purchase Agreement*
  5.0 Opinion of Muldoon, Murphy & Faucette regarding legality of the securities to be registered*
  5.1 Opinion of Morris, Nichols, Arsht & Tunnell regarding certain matters of
      Delaware law*

  8.0 Opinion of Muldoon, Murphy & Faucette regarding Federal Tax Matters
  8.1 Opinion of Deloitte & Touche LLP regarding State Tax Matters*
 10.1 Letter Agreement between Life Savings Bank, Federal Savings Bank and
      Daniel L. Perl*
 10.2 Form of Employment Agreement between Life Financial Corp. and Daniel L.
      Perl*
 10.3 Form of Employment Agreement between Life Savings Bank, Federal Savings
      Bank and Daniel L. Perl*
 10.4 Life Savings Bank, Federal Savings Bank 1996 Stock Option Plan*
 10.5 Form of Life Financial Corp. 1997 Stock Option Plan*
 10.6 Form of Life Financial Corp. Employee Stock Ownership Plan*
 10.7 Form of Life Financial Corp. Employee Stock Purchase Plan*
 10.8 Master Loan and Security Agreement between Life Savings Bank, Federal
      Savings Bank and Morgan Stanley Mortgage Capital, Inc.
 16.1 Letter from Grant Thornton LLP regarding change in certifying accountant*
 16.2 Letter from Price Waterhouse LLP regarding change in certifying accountant*
 23.1 Consent of Grant Thornton LLP*
 23.2 Consent of Price Waterhouse LLP*
 23.3 Consent of Deloitte & Touche LLP*
 23.4 Consent of Muldoon, Murphy & Faucette*
 23.5 Consent of Morris, Nichols, Arsht & Tunnell*
 24.1 Powers of Attorney*
 27.0 Financial Data Schedule*

--------
* Previously filed.

(B) FINANCIAL STATEMENT SCHEDULES

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 22. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on June 11, 1997.

                                         LIFE FINANCIAL CORP.

                                             /s/ Daniel L. Perl
                                         By:-----------------------------------
                                             Daniel L. Perl
                                             President, Chief Executive
                                             Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                          Date

/s/ Daniel L. Perl         President, Chief Executive Officer and    June 11,
-------------------------  Director (principal executive officer)    1997
Daniel L. Perl


/s/ L. Bruce Mills, Jr.    Executive Vice President, Chief Financial June 11,
-------------------------  Officer, Treasurer and Secretary          1997
L. Bruce Mills, Jr.        (principal financial and accounting
                           officer)

  *                        Chairman of the Board
-------------------------
Ronald G. Skipper

  *                        Director
-------------------------
Richard C. Caldwell

  *                        Director
-------------------------
John D. Goddard

  *                        Director
-------------------------
Milton E. Johnson

--------
* Pursuant to a Power of Attorney dated January 24, 1997 and filed as Exhibit
  24.1 with the Commission on January 27, 1997.


/s/ Daniel L. Perl                                                   June 11,
-------------------------                                            1997
Daniel L. Perl

                               TABLE OF CONTENTS

LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

  2.1 Agreement and Plan of Reorganization*
  3.1 Certificate of Incorporation of Life Financial Corp.*
  3.2 Bylaws of Life Financial Corp.*
  4.0 Specimen Stock Certificate of Life Financial Corp.*
  4.1 Life Savings Bank, Federal Savings Bank Debenture Purchase Agreement*
  5.0 Opinion of Muldoon, Murphy & Faucette regarding legality of the securities to be registered*
  5.1 Opinion of Morris, Nichols, Arsht & Tunnell regarding certain matters of
      Delaware law*
  8.0 Opinion of Muldoon, Murphy & Faucette regarding Federal Tax Matters
  8.1 Opinion of Deloitte & Touche LLP regarding State Tax Matters*
 10.1 Letter Agreement between Life Savings Bank, Federal Savings Bank and
      Daniel L. Perl*
 10.2 Form of Employment Agreement between Life Financial Corp. and Daniel L.
      Perl*
 10.3 Form of Employment Agreement between Life Savings Bank, Federal Savings
      Bank and Daniel L. Perl*
 10.4 Life Savings Bank, Federal Savings Bank 1996 Stock Option Plan*
 10.5 Form of Life Financial Corp. 1997 Stock Option Plan*
 10.6 Form of Life Financial Corp. Employee Stock Ownership Plan*
 10.7 Form of Life Financial Corp. Employee Stock Purchase Plan*
 10.8 Master Loan and Security Agreement between Life Savings Bank, Federal
      Savings Bank and Morgan Stanley Mortgage Capital, Inc.
 16.1 Letter from Grant Thornton LLP regarding change in certifying accountant*
 16.2 Letter from Price Waterhouse LLP regarding change in certifying accountant*
 23.1 Consent of Grant Thornton LLP*
 23.2 Consent of Price Waterhouse LLP*
 23.3 Consent of Deloitte & Touche LLP*
 23.4 Consent of Muldoon, Murphy & Faucette*
 23.5 Consent of Morris, Nichols, Arsht & Tunnell*
 24.1 Powers of Attorney*
 27.0 Financial Data Schedule*

--------
* Previously filed